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MAGNETEK, INC.
DIRECTORS' DEFERRAL INVESTMENT PLAN

ARTICLE 1.  ESTABLISHMENT AND PURPOSES

     1.1 ESTABLISHMENT. MagneTek, Inc., a Delaware corporation (the "Company"), hereby establishes, effective as of January 28, 1997, a deferred compensation plan, which shall be known as the "MagneTek, Inc. Directors' Deferral Investment Plan" (the "Plan"), for present and future members of the Board of Directors who are not employees or officers of the Company.

     1.2 PURPOSE. The primary purpose of the Plan is to provide members of the Board of Directors who are not employees or officers of the Company with the opportunity to defer voluntarily a portion of their Director's Fees, subject to the terms of the Plan. By adopting the Plan, the Company desires to enhance its ability to attract and retain Directors of outstanding competence.

ARTICLE 2.  DEFINITIONS

     Whenever used herein, the following terms shall have the meanings set forth below, and, when the defined meaning is intended, the term is capitalized:

      (a) "Board" or "Board of Directors" means the Board of Directors of the Company.

      (b) "Board Meeting" means any meeting of the Board of Directors or of any committee thereof on which the Director serves and for which the Director is entitled to receive Meeting Fees.

      (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (d)  "Company" means MagneTek, Inc., a Delaware corporation.

      (e) "Director" means a member of the Board of Directors of the Company who is neither an employee nor an officer of the Company.

      (f) "Director's Fees" means a Director's Retainer Fees and Meeting Fees, whether payable in cash or stock or any combination thereof.

      (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      (h) "Meeting Fees" means the fees paid to a Director on a per meeting basis for attending a meeting of the Board of Directors or a committee thereof.

      (i) "Participant" means a Director who is actively participating in the Plan.

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      (j)  "Plan" means this MagneTek, Inc. Directors' Deferral Investment
Plan, as it may be amended from time to time.

      (k) "Retainer Fees" means annual retainer fees paid to a Director for serving as a member of the Board of Directors or as a Chairman of a committee thereof.

      (l) "Stock" means common stock of the Company, par value $.01 per share.

      (m) "Value" means the fair market value of the cash or Stock a Director receives (or, absent deferrals hereunder, is entitled to receive) as Director's Fees.

      (n)  "Year" means a calendar year.

ARTICLE 3.  ADMINISTRATION

      3.1 AUTHORITY OF THE BOARD. The Plan shall be administered by the full Board of Directors of the Company. Subject to the terms of the Plan, and to the extent permissible under Section 16 of the Securities Exchange Act of 1934, as amended, the Board may delegate ministerial duties to the Chief Human Resources Officer or any other executive or executives of the Company.

      Subject to the provisions herein, the Board shall have full power and discretion to select Directors for participation in the Plan; to determine the terms and conditions of each Director's participation in the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; to amend (subject to the provisions of Article 9 herein) the terms and conditions of the Plan and any agreement entered into under the Plan; and to make other determinations which may be necessary or advisable for the administration of the Plan.

      3.2 DECISIONS BINDING. All determinations and decisions of the Board as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, conclusive, and binding on all parties and shall be given the maximum possible deference allowed by law.

      3.3 ARBITRATION. Any individual making a claim for benefits under this Plan may contest the Board's decision to deny such claim or appeal therefrom only by submitting the matter to binding arbitration before a single arbitrator. Any arbitration shall be held in Nashville, Tennessee, unless otherwise agreed to by the Board. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

      The arbitrator's authority shall be limited to the affirmance or reversal of the Board's denial of the claim or appeal, and the arbitrator shall have no power to alter, add to, or subtract from any provision of this Plan. The arbitrator's decision shall be final and binding on all parties, if warranted on the record and reasonably based on applicable law and the provisions of this Plan. The arbitrator shall have no power to award any punitive, exemplary, consequential, or special damages, and under no circumstances shall an award contain any amount that in any way

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reflects any of such types of damages.  Each party shall bear its own attorney's fees and costs of arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

      3.4 INDEMNIFICATION. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a defendant, or in which he or she may be a party by reason of any act or omission by such Board member in his or her capacity as an administrator of the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 4.  ELIGIBILITY AND PARTICIPATION

      4.1 ELIGIBILITY. Persons eligible to participate in the Plan shall be those members of the Board of Directors who are not employees or officers of the Company, as selected by the Board in its sole and absolute discretion.

      In the event a Participant no longer meets the requirements for participation in the Plan, such Participant shall become an inactive Participant, retaining all the rights described under the Plan, except the right to make any further deferrals, until such time that the Participant again becomes an active Participant.

      4.2 PARTICIPATION. Participation in the Plan shall be determined by the Board based upon the criteria set forth in Section 4.1 herein annually or at such other time selected by the Board.

      4.3 PARTIAL YEAR ELIGIBILITY. In the event that a Participant first becomes eligible to participate in the Plan during a Year, such Participant shall, within thirty (30) calendar days of becoming eligible, be notified by the Company of his or her eligibility to participate, and the Company shall provide each such Participant with "Election to Defer Forms," which must be completed by the Participant as provided in Sections 5.2 and 5.3 herein; provided, however, that such Participant may only make an election to defer with respect to that portion of his or her Director's Fees for such Year which are to be earned after the filing of the deferral election.

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ARTICLE 5. DEFERRAL OPPORTUNITY

      5.1 AMOUNT WHICH MAY BE DEFERRED. A Participant may elect to defer up to one hundred percent (100%) of his or her Retainer Fees for any Year and up to one hundred percent (100%) of his or her Meeting Fees for each Board Meeting during any Year. The amount of Retainer Fees and Meeting Fees to be deferred shall be expressed as a percentage of the Value of the fees otherwise payable (in cash or Stock) for the Participant's service as a Director of the Company.

      5.2 DEFERRAL ELECTION FOR RETAINER FEES. Participants shall make their elections under the Plan to defer their Retainer Fees no later than December 20 prior to the beginning of each Year, or not later than thirty
(30) calendar days following notification of initial eligibility to participate herein (with respect to Retainer Fees not yet earned or paid). All elections to defer Retainer Fees shall be made on an "Election to Defer Form," as described herein and shall be delivered by the Participant to the Board (or its delegate) as described in Section 10.1 herein. The deferral election with respect to Retainer Fees shall automatically remain in effect for the Year in question (for which it shall be irrevocable) and for all subsequent periods the Participant participates in the Plan until revoked or changed by the Participant. The deferral may be revoked or changed with respect future Years only by delivering a new election on an "Election to Defer Form" no later than December 20 prior to the beginning of the Year.

      Participants shall make the following elections on an "Election to Defer Form":

      (a) The amount to be deferred with respect to his or her Retainer Fees for the Year, pursuant to the terms of Section 5.1 herein; and

      (b) The form of payment to be made to the Participant at the end of the deferral period, pursuant to the terms of Section 5.5 herein.

      5.3 DEFERRAL ELECTION FOR MEETING FEES. Participants shall make their elections to defer their Meeting Fees under the Plan no later than the date immediately prior to the date of the Board Meeting to which such Meeting Fees relate. Notwithstanding the foregoing, the initial election of the Participants' deferral of Meeting Fees shall be made no later than December 20 prior to the beginning of the Year or no later than thirty (30) calendar days following notification of initial eligibility to participate in the Plan (with respect to Meeting Fees not yet earned or paid). All elections to defer Meeting Fees shall be made on an "Election to Defer Form," as described in
Section 5.2 herein and shall be delivered by the Participant to the Board (or its delegate) as described in Section 10.1 herein. On the "Election to Defer Form" described in Section 5.2, the Participant shall elect (in addition to any other relevant elections described in Section 5.2 herein) the amount to be deferred with respect to his or her Meeting Fees for each Board Meeting, pursuant to the terms of Section 5.1 herein. The deferral election with respect to Meeting Fees shall automatically remain in effect for all periods the Participant participates in the Plan until revoked or changed by the Participant.

      The deferral may be revoked or changed with respect to future Board Meetings by filing with the Board (or its delegate) a new election on an "Election to Defer Form" no later than the

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day immediately prior to the date of the next Board Meeting for which the
Participant shall receive Meeting Fees.

      5.4 LENGTH OF DEFERRAL. Except as otherwise provided in Section 5.7, the amounts deferred by each Participant and the accumulated earnings thereon shall be paid (or commence to be paid) to the Participant as provided in Sections 5.5 and 5.6 herein in January following the Year in which the termination of the Participant's service as a Director of the Company occurs for any reason other than death. In the event of the Participant's death, the payment of the amounts deferred and the accumulated earnings thereon (or, in the event of death following commencement of installment payments, the remaining unpaid balance thereof) shall be made in a single lump sum payment in the form provided in Section 5.6 herein as soon as administratively practical after the Participant's death.

      5.5 FORM OF PAYMENT OF DEFERRED AMOUNTS. Subject to Section 5.7, Participants shall be entitled to elect to receive payment of deferred amounts, together with earnings accrued thereon, at the end of the deferral period in a single lump sum payment or by means of installments. All deferred amounts, together with earnings accrued thereon, shall be paid in the same form. If no election is made, the Participant will be paid in a single lump sum.

      (a) LUMP SUM PAYMENT. Such payment of deferred amounts and earnings accrued thereon shall be made to the Participant in January following the Year in which he ceases to serve as a Director, as described in
           Section 5.4 herein.

      (b) INSTALLMENT PAYMENTS. Participants may elect to receive the payout of deferred amounts and earnings accrued thereon in annual installments, with a minimum number of installments of two (2), and a maximum number of installments of ten (10). The initial payment shall be made in January following the Year in which he ceases to serve as a Director, as described in Section 5.4 herein. The remaining installment payments shall be made in January of each Year thereafter, until the Participant's entire deferred account has been paid in full. Earnings shall continue to accrue on the deferred amounts in the Participant's deferred account, as provided in
           Section 6.2 of this Plan. The amount of each installment payment shall be equal to the balance remaining in the Participant's deferred account immediately prior to each such payment, multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the number of installment payments remaining.

     Subject to the following rules, the Participant may elect to change a form of benefit elected pursuant to this Section 5.5 by filing a revised election form on an "Election to Defer Form," as described in Section 5.2 herein, specifying the new form of distribution:

      (1) An election to change the form of distribution must be made no later than December 31 at least one (1) full Year prior to the payout commencement date as described in Section 5.4 herein. If a new election is submitted after this date, the election shall be null and void, and the form of distribution shall be determined under the Participant's original election.

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      (2)  Any election to change the form of distribution from installments to a lump sum is subject in all cases to the approval of the Board.

      (3) No further election to change a form of distribution shall be permitted with respect to amounts already subject to a revised election submitted pursuant to this Section 5.5.

      Notwithstanding anything to the contrary herein, the Board may elect at any time, in its sole and absolute discretion, to make payment of deferred amounts and accumulated earnings thereon (or the remaining amount thereof) to the Participant in a single lump sum, notwithstanding the Participant's election to receive such amounts in the form of installments.

      5.6 TYPE OF PAYMENT OF DEFERRED AMOUNTS. All payments hereunder shall be made in cash or shares of Stock, or any combination thereof, as directed by the Board in its sole and absolute discretion.

      The Company shall reserve a sufficient number of shares of Stock for purposes of the Plan, as determined by the Board. If the Company shall at any time increase or decrease the number of outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Stock, then the Board may increase, decrease, or change in like manner the number, rights and privileges of the shares issuable under the Plan as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

      5.7 FINANCIAL HARDSHIP. The Board shall have the authority to alter the timing or manner of payment of deferred amounts in the event that the Participant establishes, to the satisfaction of the Board, severe financial hardship. In such event, the Board may, in its sole discretion:

      (a) Authorize the cessation of deferrals by such Participant under the Plan; or

      (b) Provide that all, or a portion, of the amount previously deferred by the Participant shall immediately be paid in a lump sum cash payment; or

      (c) Provide that all, or a portion, of the installments payable over a period of time shall immediately be paid in a lump sum cash payment; or

      (4) Provide for such other installment payment schedule as deemed appropriate by the Board under the circumstances.

     For purposes of this Section 5.7, "severe financial hardship" shall mean any financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant. In any event, payment may not be made to the extent such emergency is or may be relieved: (i) through reimbursement or

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compensation by insurance or otherwise; (ii) by liquidation of the
Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; and (iii) by cessation of deferrals
under the Plan.   Withdrawals of amounts because of a severe financial
hardship may only be permitted to the extent reasonably necessary to satisfy the hardship, plus to pay taxes on the withdrawal. Examples of what are not considered to be severe financial hardships include the need to send a Participant's child to college or the desire to purchase a home. The Participant's account will be credited with earnings in accordance with the Plan up to the date of distribution.

      The severity of the financial hardship shall be judged by the Board. The Board's decision with respect to the severity of financial hardship and the manner in which, if at all, the Participant's future deferral opportunities shall be ceased, and/or the manner in which, if at all, the payment of deferred amounts to the Participant shall be altered or modified, shall be final, conclusive, and not subject to appeal.

ARTICLE 6. DEFERRED COMPENSATION ACCOUNTS

      6.1 PARTICIPANTS' ACCOUNTS. The Company shall establish and maintain an individual bookkeeping account for deferrals made by each Participant under Article 5 herein. Each account shall be credited as of the date the amount deferred otherwise would have become due and payable to the Participant and as provided in Section 6.2. Each Participant's account shall be one hundred percent (100%) vested at all times.

      6.2 GAINS AND LOSSES ON DEFERRED AMOUNTS. Each Participant's account will be deemed to be invested in Stock, including any dividends paid thereon (which will be deemed to be reinvested in such Stock). Each Participant's account will thus be adjusted and increased or decreased by the results of such deemed investment from the time Plan deferrals are credited under
Section 6.1 until distributed pursuant to Article 5 hereof.

      6.3 CHARGES AGAINST ACCOUNTS. There shall be charged against each Participant's deferred account any payments made to the Participant or to his or her beneficiary.

      6.4 DESIGNATION OF BENEFICIARY. Each Participant shall designate a beneficiary or beneficiaries who, upon the Participant's death, will receive the amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Board. Each designation shall be effective as of the date delivered to the Chief Human Resources Officer of the Company by the Participant.

      Participants may change their designations of beneficiary on such form as prescribed by the Board. The payment of amounts deferred under the Plan shall be in accordance with the last unrevoked written designation of beneficiary that has been signed by the Participant and delivered by the Participant to the Chief Human Resources Officer of the Company prior to the Participant's death.

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      In the event that all the beneficiaries named by a Participant pursuant to this Section 6.5 predecease the Participant, the deferred amounts that would have been paid to the Participant or the Participant's beneficiaries shall be paid to the Participant's estate.

      In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.

ARTICLE 7.  RIGHTS OF PARTICIPANTS

      7.1 CONTRACTUAL OBLIGATION. The Plan shall create a contractual obligation on the part of the Company to make payments from the Participants' accounts when due. Payment of account balances shall be made out of the general funds of the Company.

      7.2 UNSECURED INTEREST. No Participant or party claiming an interest in deferred amounts of a Participant shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company. The Company shall have no duty to set aside or invest any amounts credited to Participants' accounts under this Plan.

      Nothing contained in this Plan shall create a trust of any kind or a fiduciary relationship between the Company and any Participant.
Nevertheless, the Company may establish one or more trusts, with such trustee as the Board may approve, for the purpose of providing for the payment of deferred amounts and earnings thereon. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency. To the extent any deferred amounts and earnings thereon under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such deferred amounts and earnings thereon shall remain the obligation of, and shall be paid by, the Company.

      7.3 NO GUARANTEE OF PRINCIPAL OR EARNINGS. Nothing contained in the Plan shall constitute a guarantee by the Company or any other person or entity that the amounts deferred hereunder will increase or shall not decrease in value due to the deemed investment of such amounts in Stock. The Stock may be a volatile investment and decreases in the value thereof may result in a loss of some or all of the principal amounts deferred hereunder. Thus, it is possible for the value of a Participant's account to decrease as a result of its deemed investment in Stock, if the value of the Stock decreases.

ARTICLE 8.  WITHHOLDING AT TAXES

      The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy any Federal, state, and local withholding tax requirements, or to deduct from all payments made pursuant to the Plan amounts sufficient to satisfy any withholding tax requirements.

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Article 9.  AMENDMENT AND TERMINATION

      The Company hereby reserves the right to amend, modify, or terminate the Plan at any time by action of the Board, with or without prior notice. Except as described below in this Article 9, no such amendment or termination shall in any material manner adversely affect any Participant's rights to amounts already deferred or earnings thereon up to the point of amendment or termination, without the consent of the Participant.

ARTICLE 10.  MISCELLANEOUS

    10.1 NOTICE. Unless otherwise prescribed by the Board, any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Chief Human Resources Officer of the Company. Notice to the Chief Human Resources of the Company, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      10.2 NONTRANSFERABILITY. Except as provided below, Participants' rights to deferred amounts, contributions, and earnings accrued thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, nor shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

      Notwithstanding the foregoing, the Board shall provide for distributions from a Participant's deferred compensation account to the extent required by a court order that the Board determines to satisfy the requirements of a qualified domestic relations order within the meaning of
Section 206(d)(3) of ERISA. The amounts assigned to an alternate payee under such an order shall be paid in a lump sum distribution as soon as administratively practical after the Board determines that the order meets the requirements of a qualified domestic relations order. All payments made pursuant to any such order shall be charged against the Participant's deferred compensation account.

      10.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      10.4 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

      10.5 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

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      10.6 SUCCESSORS.  All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company

      10.7 APPLICABLE LAW. Except to the extent preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the state of Tennessee.

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